EXHIBIT 99

NEWS RELEASE
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FOR IMMEDIATE RELEASE           Contact:  Larry Holdren
September 13, 1999                        President, Retail and Banking Division
                                          (740) 373-3155


                 PEOPLES BANK TO OFFER INTERNET BANKING PRODUCT
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                    Customers will be able to "bank on-line"

     Marietta, Ohio - The Peoples Banking and Trust Company ("Peoples Bank"), a subsidiary of Peoples Bancorp Inc. (Nasdaq: PEBO), today announced plans to introduce Peoples OnLine Connection, an Internet-based electronic banking system.
     Peoples OnLine Connection will bring together a wide range of financial services and products at one site, 24 hours a day, making banking and financial management easier than ever before.
         "With the dynamic world of e-commerce upon us, Peoples Bank has been dedicated since January to devise and implement Peoples OnLine Connection," commented Larry E. Holdren, President of Peoples Bank's Retail and Banking Division. "This electronic connection will enable us to provide our customers with enhanced, customer-driven quality service they have come to expect."
         Holdren continued, "We have worked for nearly 100 years to build strong relationships with our customers and understand their financial needs. Peoples OnLine Connection provides our customer with another means to access their accounts and financial information. It empowers each customer to control their own financial matters and accelerates the transaction-oriented process to make it easier to connect with Peoples Bank."
         With Peoples OnLine Connection and through a personal computer, Peoples Bank's customers will be able to enjoy easy access to comprehensive, up-to-date information, including viewing account history and real-time current balances, transferring money between accounts, paying bills, reordering checks, ordering Savings Bonds Certificates, and more.
         Peoples Bank has partnered with Q-UP Systems (www.qup.com), a leading provider of web-based financial products. Holdren added, "Q-UP has a proven interface and successful track record with our core processor. In addition to the Peoples OnLine Connection, they also offer a user-friendly Cash Management system and will be able to fully integrate our current Bill Pay customers."
         Alison Thompson, Project Manager for Peoples OnLine Connection, stated, "This is an exciting challenge for our Electronic Banking area and one that will enhance our ability to better serve our customers and potentially expand our current customer base. Peoples OnLine Connection will provide customers 24-hour access to account and transaction information, as well as provide an electronic method to pay bills and manage finances."
         Thompson continued, "Our on-line, real-time service redefines the methods in which financial service products are delivered, and represents a key factor to enhancing the connection between our customers and Peoples Bank."
         Interested users of Peoples OnLine Connection can visit Peoples Bank's redesigned web site at www.peoplesbancorp.com. Simply select the "Internet Banking" link and follow the instructions to either "test drive" Peoples OnLine Connection or enroll in the program.
         Holdren summarized, "We have always focused on the needs and goals of our customers. Internet banking, with its worldwide access and customer controlled flexibility, is yet another way we can anticipate the needs of our customers as e-commerce continues to prosper. We also realize that we must maintain a balance between emerging technologies and traditional methods to deliver products and service to our customers. Whether it is behind the scenes through Internet banking or tending personally to customer needs, Peoples Bank is ready to fulfill the needs of our customers through locally driven decision-making and personalized service."
         The Peoples Online Connection service is free to all Peoples Bank customers. A minimal fee will apply to those customers who wish to utilize the Bill Payer service, an online bill payment service that gives customers the opportunity to conveniently pay bills over the Internet.
         Peoples Bank is a subsidiary of Peoples Bancorp Inc., a diversified financial services bank holding company headquartered in Marietta, Ohio. The Company, which is Y2K ready, has over $1 billion in assets and operates 36 financial service locations in the states of Ohio, West Virginia, and Kentucky. Peoples Bancorp's banking subsidiaries include Peoples Bank with offices in Ohio and West Virginia; The First National Bank of Southeastern Ohio with three Ohio offices; and Peoples Bank FSB, with four Kentucky offices. Through its subsidiaries, Peoples Bancorp offers complete banking services and makes available other financial services, such as trust services, and investment and insurance products. Peoples Bancorp's common stock is traded through the Nasdaq National Market System under the symbol "PEBO". Learn more about Peoples Bancorp and Peoples OnLine Connection at www.peoplesbancorp.com.

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